Exhibit 10.16

BASE SALARIES FOR EXECUTIVE OFFICERS

OF

C&F FINANCIAL CORPORATION

The following are the base salaries (on an annual basis) effective as of January 1, 2014 of the executive officers of C&F Financial Corporation:

Larry Dillon	$300,000
Chairman, President and Chief Executive Officer

Thomas F. Cherry	$252,000
Executive Vice President, Chief Financial Officer and Secretary

Bryan E. McKernon	$220,000
President and Chief Executive Officer of C&F Mortgage Corporation

S. Dustin Crone	$205,000
President of C&F Finance Company

John A. Seaman III	$179,560
Senior Vice President and Chief Credit Officer of Citizens and Farmers Bank and Central Virginia Bank